Exhibit 5.1

lawyers@saul.com www.saul.com

April 3, 2009

Corporate Office Properties Trust

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland  21046

Re:	Corporate Office Properties Trust
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of up to 3,049,491 common shares of beneficial interest of the Company, par value $0.01 per share (the “Shares”), proposed to be issued upon redemption or exchange of the 3.50% Exchangeable Senior Notes Due 2026 (the “Notes”) issued by Corporate Office Properties, L.P., the Company’s operating partnership (the “Operating Partnership”), and offered for resale by the holders of those Shares from time to time, pursuant to a Registration Statement on Form S-3 (the “Registration Statement”).

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)        The Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

(ii)       The prospectus contained in the Registration Statement (the “Prospectus”);

(iii)       the Notes; and

(iv)       the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership, as amended.

Also, as a basis for these opinions, we have examined the originals or certified

DELAWARE         MARYLAND         NEW JERSEY         NEW YORK         PENNSYLVANIA         WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

copies of the following:

(v)                                 a certified copy of the Amended and Restated Declaration of Trust of the Company dated March 3, 1998, as amended October 12, 2001, September 12, 2003, December 28, 2004 and May 27, 2008 (the “Declaration of Trust”);

(vi)                              a certified copy of the Bylaws of the Company (the “Bylaws”);

(vii)                           resolutions adopted by the Board of Trustees of the Company dated September 5, 2006 and resolutions adopted by the Board of Trustees of the Company effective as of March 26, 2009 (the “Board Resolutions”);

(viii)                        pricing committee resolutions adopted by the Pricing Committee of the Board of Trustees of the Company dated September 12, 2006 (the “Pricing Resolutions” and together with the Board Resolutions, the “ Resolutions”).

(ix)                                a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated March 30, 2009;

(x)                                   a Certificate of the Secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the resolutions of the Company’s trustees approving the filing of the Registration Statement and authorizing the issuance of the Shares, and other matters that we have deemed necessary and appropriate; and

(xi)                                such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                  that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)                                 that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f)                                    that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Shares that would have an adverse effect on the due authorization or valid issuance or delivery of the Shares;

(g)                                 that at the time of delivery of any Shares to be delivered after the date hereof, all contemplated additional actions shall have been taken and the authorization of the issuance of the Shares by the Board of Trustees will not have been modified or rescinded;

(h)                                 the issuance, execution and delivery of the Shares, and the compliance by the Company with the terms of the Shares, will not violate any then-applicable law or result in a default under, breach of, or violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)                                     that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of the Shares of the Company as contemplated by the Notes and each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus is not less than the par value per share; and

(j)                                     that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of the Shares, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or the Operating Partnership, does not exceed the number of then-authorized shares of beneficial interest of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Karen M. Singer, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                       The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2.                                       The Shares are duly authorized and, when and if the Shares are duly issued and delivered in the manner and for the consideration contemplated by the each of the Notes, the Resolutions, the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus, the Shares will be validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP